Exhibit 4.12

Execution Copy

JOINDER AGREEMENT

WHEREAS, WM Finance Corp., a Delaware corporation (the “Initial Issuer”) and the representatives of the several initial purchasers (the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement, dated July 20, 2011 (the “Agreement”); and

WHEREAS, each of WMG Acquisition Corp. (the “Company”) and each of the Company’s subsidiaries party hereto as Guarantors (as defined in the Agreement), that was originally not a party thereto, has agreed to join in the Agreement on the Completion Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, each of the Company and each Guarantor hereby agrees for the benefit of the Purchasers, as follows:

1. Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Agreement and all other documents it deems fit in order to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Agreement as indicated by its signature below as of the date hereof and shall have the same rights and obligations thereunder as if it had been an original signatory to the Agreement; (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company or a Guarantor, as applicable, in the Agreement as if made by, and with respect to, the undersigned in accordance with the terms of the Agreement; and (iii) to perform all obligations and duties required of the Company or a Guarantor, as applicable pursuant to the Agreement and that it has complied with all covenants as of the date hereof.

2. Representations and Warranties and Agreements of the Company and the Guarantors. The undersigned hereby represents and warrants to and agrees with the Purchasers that it has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Joinder Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Agreement and that it has duly authorized, executed and delivered this Joinder Agreement and it is a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

3. Representations and Warranties and Agreements in the Agreement. The undersigned hereby represents and warrants to, and agrees with, the several Initial Purchasers that (i) each representation, warranty and acknowledgment applicable to the Company or a Guarantor, as applicable, contained in the Agreement, is true and correct as if made by such party on the dates made and the date hereof, and (ii) that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date hereof.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or a facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. Severability of Provisions. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

8. Applicable Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement this 20th day of July, 2011.

WMG ACQUISITION CORP.

By /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors:

ROADRUNNER RECORDS, INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED
CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSIDE JOB, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NC HUNGARY HOLDINGS INC.
NEW CHAPPELL INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors (cont-d):

RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
THE RHYTHM METHOD INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
TW MUSIC HOLDINGS INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.
WMG MANAGEMENT SERVICES INC.
ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors (cont-d):

BUTE SOUND LLC
CHORUSS LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FBR INVESTMENTS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
MADE OF STONE LLC
PENALTY RECORDS, LLC
PERFECT GAME RECORDING COMPANY LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
WMG TRADEMARK HOLDING COMPANY LLC
ALTERNATIVE DISTRIBUTION ALLIANCE
MAVERICK RECORDING COMPANY
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.
ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC

By: /s/ Paul Robinson
Name:	Paul Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors (cont-d):

SUMMY-BIRCHARD, INC.
ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors (cont-d):

WARNER MUSIC INC.

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC

By: Non-Stop Music Holdings, Inc., its Manager

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

NON-STOP MUSIC LIBRARY, LC
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Manager

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to Unsecured Notes Registration Rights Agreement Joinder]